Exhibit 16.1

February 13, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Starbridge Global, Inc.
       File Ref. No. 000-28645

    We were previously the principal accountants for Starbridge Global, Inc., formerly known as Southland Financial Inc. and Cactus Multimedia I, Inc. On March 3, 2000 we reported on the audit of the financial statements of Cactus Multimedia I, Inc. as of and for the period from inception (March 29, 1999) through December 31, 1999. On September 15, 2000 and June 16, 2000 we reviewed the financial statements of Southland Financial Inc., as of and for the quarters ended July 31, 2000 and April 30, 2000, respectively, as such financial statements were included in the reporting Form 10QSB for the respective quarters then ended. On December 12, 2000 we resigned. We did not review or perform any attestation work on the financial statements as of and for the quarter ended October 31, 2000. We have read Starbridge Global, Inc.'s statements included under Item 4(a)(1)(i),(ii) and (iv) of it's Form 8-K delivered on February 12, 2001 and we agree with such statements.

Very truly yours,

/s/ KAUFMAN, ROSSIN & CO.

KAUFMAN, ROSSIN & CO.

cc:  David Turik
      (via fax at +612 9999-0828)